VARIABLE ANNUITY DOW 2X STRATEGY FUND

SCHEDULE OF INVESTMENTS (Unaudited)

March 31, 2008

Market

Market

Shares

Value

Shares

Value

COMMON STOCKS 73.3%

Pfizer, Inc.

14,900

$

311,857

Total Health Care

________

1,843,875

INDUSTRIALS 16.4%

3M Co.†

14,900

$

1,179,335

MATERIALS 4.0%

Caterpillar, Inc.†

14,900

1,166,521

E.I. du Pont de Nemours and

Boeing Co.

14,900

1,108,113

Co.

14,900

696,724

United Technologies Corp.

14,902

1,025,556

Alcoa, Inc.

14,900

537,294

General Electric Co.

14,900

551,449

Total Materials

________

1,234,018

Total Industrials

________

5,030,974

TELECOMMUNICATION SERVICES 3.7%

INFORMATION TECHNOLOGY 10.2%

AT&T, Inc.

14,900

570,670

International Business

Verizon Communications,

Machines Corp.†

14,900

1,715,586

Inc.

14,906

543,324

Hewlett-Packard Co.

14,900

680,334

Total Telecommunication Services

________

1,113,994

Microsoft Corp.

14,900

422,862

Intel Corp.

14,900

315,582

Total Common Stocks

Total Information Technology

________

3,134,364

(Cost $20,410,190)

________

22,451,401

FINANCIALS 9.2%

Face

American Express Co.

14,900

651,428

Amount

American International

REPURCHASE AGREEMENTS

Group, Inc.

14,900

644,425

27.0%

JPMorgan Chase & Co.

14,909

640,342

Collateralized by U.S. Treasury

Bank of America Corp.†

14,950

566,754

Obligations

Citigroup, Inc.

14,903

319,222

Lehman Brothers Holdings, Inc.

Total Financials

________

2,822,171

issued 03/31/08 at 1.15% due

04/01/08††

$

3,562,202

3,562,202

CONSUMER STAPLES 9.0%

UBS, Inc. issued 03/31/08 at

Procter & Gamble Co.

14,908

1,044,603

1.29% due 04/01/08

1,671,503

1,671,503

Coca-Cola Co.†

14,900

906,963

Morgan Stanley issued

Wal-Mart Stores, Inc.

14,900

784,932

03/31/08 at 1.35% due

Total Consumer Staples

________

2,736,498

04/01/08

1,528,304

1,528,304

Mizuho Financial Group, Inc.

ENERGY 8.3%

issued 03/31/08 at 1.30% due

Chevron Corp.

14,950

1,276,132

04/01/08

1,528,304

________

1,528,304

Exxon Mobil Corp.

14,900

1,260,242

Total Energy

________

2,536,374

Total Repurchase Agreements

(Cost $8,290,313)

________

8,290,313

CONSUMER DISCRETIONARY 6.5%

McDonald's Corp.

14,900

830,973

Walt Disney Co.†

14,900

467,562

SECURITIES LENDING COLLATERAL 13.1%

Home Depot, Inc.†

14,900

416,753

Investment in Securities Lending Short

General Motors Corp.†

14,900

283,845

Term

Total Consumer Discretionary

________

1,999,133

Investment Portfolio Held by

U.S. Bank

4,016,444

$

4,016,444

HEALTH CARE 6.0%

Total Securities Lending Collateral

Johnson & Johnson, Inc.

14,900

966,563

(Cost $4,016,444)

________

4,016,444

Merck & Co., Inc.

14,900

565,455

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VARIABLE ANNUITY DOW 2X STRATEGY FUND

SCHEDULE OF INVESTMENTS (Unaudited)

March 31, 2008

Market

Value

Total Investments 113.4%

(Cost $32,716,947)

$

_________

34,758,158

Liabilities in Excess of Other

Assets – (13.4)%

$

(4,107,648)

_________

Net Assets – 100.0%

$

30,650,510

Unrealized

Contracts

Gain

Futures Contracts Purchased

June 2008 Dow Jones Industrial

Average Index Mini Futures

Contracts

(Aggregate Market Value of

Contracts $20,035,290)

327 $

________

247,833

Units

Equity Index Swap Agreements

June 2008 Dow Jones Industrial

Average Index Swap,

Terminating 06/13/08*

(Notional Market Value

$19,135,411)

1,560   $

________

26,114

(Total Notional Market Value $19,135,411)

$

________

26,114

*

Price Return based on Dow Jones Industrial Average Index +/-

financing at a variable rate.

†

All or a portion of this security is on loan at March 31, 2008

††

All or a portion of this security is pledged as equity index swap collateral at March 31, 2008.

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